UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2021

Gain Therapeutics, Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

4800 Hampden Lane, suite 220

Bethesda, Maryland 20814

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Operating Officer

On October 19, 2021, Gain Therapeutics, Inc. (the “Company”) publicly announced the appointment of Matthias Alder, age 56, to serve as the Company’s Chief Operating Officer effective as of October 15, 2021. Most recently, from July 2017 to September 2021, Mr. Alder was Chief Business Officer at Autolus Therapeutics, a biotechnology company focused on developing CAR T-cell therapies for hematological and solid tumors, where he led the corporate development, legal, IP and HR functions. Prior to joining Autolus, from October 2014 to June 2017, he served as EVP of Business Development & Licensing and as General Counsel of Sucampo Pharmaceuticals, Inc. He has also held executive management positions at Cytos Biotechnology AG as EVP Corporate Development and General Counsel from March 2013 to April 2014, and Micromet, Inc. from July 2006 to April 2012, last serving as SVP Administration and General Counsel. Earlier in his career, Matthias was a partner in the Life Sciences Transactions Practice at Cooley LLP and in-house counsel for Novartis’ pharmaceutical business.

Mr. Alder is a party to an employment agreement with the Company, which specifies his compensation and benefits. Mr. Alder’s annual base compensation will be $400,000, and he is eligible to participate in the Company’s management incentive plan at an incentive target of 35% of base compensation.

To induce Mr. Alder to join the Company and to provide long-term incentives that are in alignment with the Company’s stockholder interests, Mr. Alder will be eligible to receive a stock option grant of 200,000 shares with standard vesting conditions, and restricted stock unit grants of 200,000 vesting on specified performance conditions based on the achievement of business development targets and clinical development targets.

Mr. Alder is eligible to participate in the Company’s long-term compensation plans and health and welfare plans on the same terms offered to all plan participants, and will be entitled to severance payments and benefits upon termination by the Company without Cause or by Mr. Alder for good reason.

Additional Information

There are no family relationships between Mr. Alder and any other director or executive officer of the Company, or with any person selected to become an officer of the Company.

A copy of the press release announcing the hiring of Mr. Alder is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.Other Events

On October 19, 2021, Gain Therapeutics, Inc. issued a press release announcing the appointment of Matthias Alder as Chief Operating Officer.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed below are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated October 19, 2021, issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

By:	/s/ Eric I Richman
Name:	Eric I. Richman
Title:	Chief Executive Officer

Date: October 20, 2021